Exhibit 10.21

KKR FINANCIAL ADVISORS LLC

555 CALIFORNIA STREET, 50TH FLOOR

SAN FRANCISCO, CA 94104

February 27, 2009

KKR Financial Holdings LLC

555 California Street, 50th Floor

San Francisco, California 94104

Ladies and Gentlemen:

Reference is made to the Amended and Restated Management Agreement, dated as of May 4, 2007, by and among KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), KKR Financial Corp., a Maryland corporation, and KKR Financial Advisors LLC, a Delaware limited liability company (the “Manager”), as amended June 15, 2007 (the “Management Agreement”).  Capitalized terms used but not defined in this letter agreement shall have the meanings ascribed to them in the Management Agreement.

The Manager and the Company hereby agree that the Manager shall defer payment of fifty percent (50%) of the Base Management Fees payable pursuant to Section 8 of the Management Agreement from January 1, 2009 through November 30, 2009 (the “Deferred Management Fees”) until the earlier of (x) December 15, 2009 or (y) the date of any termination of the Management Agreement pursuant to either Section 13 (a) or Section 15(b) thereof (the “Deferral Date”). All Deferred Management Fees shall be paid by the Company to the Manager within 15 calendar days of the Deferral Date. The termination of the Management Agreement shall not in any respect affect the obligation of the Company to pay Deferred Management Fees. For the avoidance of doubt, all Deferred Management Fees shall be deemed to be earned by the Manager for purposes of Section 15(b) of the Management Agreement as of the date that they would have been earned in the absence of this letter agreement. The Company and the Manager hereby further agree that the Company shall continue to (x) pay all of the expenses of the Manager and (y) reimburse the Manager for documented expenses of the Manager incurred on the Company’s behalf, each in accordance with Section 9 of the Management Agreement.

If the foregoing accurately reflects your understanding with respect to the matters described above, please indicate your agreement by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between the Company and the Manager.

Very truly yours,

KKR FINANCIAL ADVISORS LLC, as Manager

		By:	/s/ ANDREW J. SOSSEN

Name: Andrew J. Sossen

Title: Authorized Signatory

Acknowledged and agreed as of the date first written above:

KKR FINANCIAL HOLDINGS LLC

By:	/s/ WILLIAM C. SONNEBORN

Name: William C. Sonneborn

Title: President and Chief Executive Officer